Electronic Articles of Incorporation
For

P17000082726
FILED
October 13, 2017
Sec. Of State
nculligan

ALFADAN, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ALFADAN, INC.

Article II

The principal place of business address:

3350 SW 139TH AVE
MIRAMAR, FL. US 33027

The mailing address of the corporation is:

3350 SW 139TH AVE
MIRAMAR, FL. US 33027

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

RUBEN E SOCARRAS
197 S. FEDERAL HIGHWAY
SUITE 200
BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: RUBEN E. SOCARRAS

P17000082726
FILED
October 13, 2017
Sec. Of State
nculligan

Article VI

The name and address of the incorporator is:

ALBERTO F. ARAUJO
3350 SW 139TH AVE

MIRAMAR, FL 33027

Electronic Signature of Incorporator: ALBERTO F. ARAUJO

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
ALBERTO F ARAUJO
3350 SW 139TH AVE
MIRAMAR, FL. 33027 US

Article VIII

The effective date for this corporation shall be:

10/13/2017